                                                                    EXHIBIT 99.1

FOR MORE INFORMATION, PLEASE CONTACT:

Alan Lindstrom
Investors and Shareholders
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com

Giovanni Rodriguez
Media and Industry Analysts
Eastwick Communications
Cadence Design Systems, Inc.
650-480-4021
www.eastwick.com

                      CADENCE REPORTS FIRST QUARTER RESULTS

         SAN JOSE, Calif., April 21, 2004 -- Cadence Design Systems, Inc. (NYSE:
CDN) today announced total revenue for the first quarter of 2004 of $266 million compared to $263 million in the same period last year. On a GAAP basis, Cadence(R) recognized a net loss of $9 million, or $0.03 per share in the first quarter of 2004, compared to a net loss of $13 million, or $0.05 per share in the same period last year.

         In addition to using GAAP results in evaluating Cadence's business, management also believes it useful to measure results using a non-GAAP measure of net income (loss), which excludes as applicable amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges and equity in losses from investments. Non-GAAP net income (loss) is reduced by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company's tax liability. Using this non-GAAP measure, earnings in the first quarter were $28 million, or $0.10 per share, on a fully diluted basis as compared to $12 million, or $0.05 per share, on a fully diluted basis, in the same period last year.

         "In the first quarter we executed to our financial and technology goals, and introduced our fourth technology platform, Allegro(R)," said Ray Bingham, Cadence president and chief executive officer. "Customer adoption continued to validate our platform strategy, particularly in digital design, where our Encounter(TM) platform is rapidly gaining momentum for the design of big, complex SoCs."

         BUSINESS HIGHLIGHTS OF Q1 2004

         The number of tapeouts with the full SoC Encounter flow grew to over 150, more than 30 of which were 90 nanometer designs, including a 35 million gate processor chip. Leaders such as ARM, Artisan, IBM and TSMC validated Encounter RTL Compiler global synthesis for support in their reference flows.

         The Incisive(TM) platform, introduced just one year ago, further demonstrated the strength of our platform approach. In the first quarter, 70 percent of Cadence's software-based verification business was generated by sales of the full platform - up from 50 percent for the prior quarter. The Incisive platform provides the fastest, most complete verification solution for big, complex SoCs.

         Cadence continued to focus on its custom/analog platform integration, which enhances tool interoperability and makes designers more productive. In September 2003 Cadence introduced the Virtuoso(R) custom design platform on the OpenAccess database, and introduced the new chip integration flow, which reduces time for full-scale physical integration by half. In April, Cadence completed its acquisition of Neolinear, Inc. This will enhance the analog/mixed-signal and radio frequency capability in the Virtuoso platform, and deliver higher-performance designs, with improved yield, in less time for customers.

         "We are gaining widespread customer support for our best-of-breed technologies, integrating them into platforms, and validating them through open collaboration" said Bingham. "Our focus is to deliver design automation solutions that generate more profit for our customers."

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially. These statements do not include the impact of any mergers, acquisitions or other business combinations that may be completed after April 21, 2004.

BUSINESS OUTLOOK

         For the second quarter of 2004, the company expects total revenue in the range of $285 million to $295 million. Second quarter GAAP earnings per fully diluted share are expected to be in the range of $0.03 to $0.05. Diluted earnings per share using our non-GAAP measure defined below are expected to be in the range of $0.14 to $0.16.

         For the full year 2004, the company expects total revenue in the range of $1.175 billion to $1.225 billion. On a GAAP basis, we expect net income per fully diluted share for fiscal 2004 in the range of $0.31 to $0.38. Using our non-GAAP measure defined below, we expect fully diluted earnings per share for fiscal 2004 to be in the range of $0.70 to $0.77.

         A schedule showing a reconciliation of the business outlook from GAAP net income (loss) and diluted net income (loss) per share to our non-GAAP net income (loss) and diluted net income (loss) per share is included with this release.

AUDIO WEBCAST SCHEDULED

         Cadence Design Systems, Inc.'s Ray Bingham, Chief Executive Officer, and Bill Porter, Chief Financial Officer, will host a first quarter Financial Results audio webcast today, April 21, 2004, at 2:00 p.m. (Pacific) / 5:00 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 21 at 5:00 p.m. Pacific time and ending at 5:00 p.m. Pacific time on April 28. Webcast access is available at www.cadence.com/company/investor_relations.

ABOUT CADENCE

         Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics based products. With approximately 4800 employees and 2003 revenues of approximately $1.1 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, Calif., and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products and services is available at www.cadence.com.

Cadence, the Cadence logo, Allegro and Virtuoso are registered trademarks, and Encounter and Incisive are trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding the company's first quarter 2004 results, those contained in the Business Outlook section above and the statements by Ray Bingham include forward looking statements based on current expectations or beliefs, as well as a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Readers are cautioned not to put undue reliance on these forward looking statements, which are not a guarantee of future performance and are subject to a number of uncertainties and other factors, many of which are outside Cadence's control, including, among others: Cadence's ability to compete successfully in the design automation product and the commercial electronic design and methodology services industries; the mix of products and services sold and the timing of significant orders for its products; economic uncertainty; fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; and the acquisition of other companies or the failure to successfully integrate those it acquires.

For a detailed discussion of these and other cautionary statements, please refer to the company's filings with the Securities and Exchange Commission. These include the company's Annual Report on Form 10-K for the year ended January 3, 2004.

GAAP TO NON-GAAP RECONCILIATION

         The company's management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services business operations and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is non-GAAP net income (loss), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure consists of GAAP net income (loss) excluding, as applicable, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses, restructuring charges (severance and benefits, excess facilities and asset-related restructuring charges) and equity in losses (income) from investments. Intangible assets consist primarily of purchased technology, backlog, patents, trademarks, distribution rights, customer contracts and related relationships and non-compete agreements. Non-GAAP net income (loss) is reduced by the amount of additional taxes or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company's tax liability.

         Management believes it is useful in measuring Cadence's operations to exclude amortization of intangibles, deferred stock compensation, in-process research and development and acquisition-related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the short term. Management believes that it also is useful to exclude restructuring costs. Cadence has dramatically reduced the size of its design services business and portions of its product and maintenance businesses over the past three years. As a result, in 2001, 2002 and 2003, Cadence's GAAP statements of operations have included significant charges relating to such restructurings. Cadence believes that in measuring its operations it is useful to exclude such restructuring costs because the company's level of restructuring activities is expected to significantly decrease in the foreseeable future. Management also believes it is useful to exclude the equity in losses (income) from investments and investment write-downs, as these costs are not part of the company's direct cost of operations. Rather, these are non-operating costs that are included in other income (expense) and are part of the company's investment activities.

         Management believes that non-GAAP net income (loss) provides useful supplemental information to management and investors regarding the performance of the company's business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

         The following table reconciles the specific items excluded from GAAP in the calculation of non-GAAP net income for the periods shown below:

                                                                       QUARTER ENDED
                                                             ------------------------------------
                                                                                   RESTATED
        STATEMENT OF OPERATIONS RECONCILIATION                APRIL 3, 2004      MARCH 29, 2003
-------------------------------------------------------      ----------------   -----------------
(in thousands)
Net loss on a GAAP basis                                     $         (8,755)  $         (13,038)
     Amortization of intangible assets                                 26,158              25,286
     Amortization of deferred stock compensation                        7,958               6,081
     Restructuring charges                                              5,435                   -
     In-process research and development charges                            -               1,700
     Integration and other acquisition-related expenses                   825                   -
     Equity in losses from investments                                  8,384                   -
     Tax effect                                                       (12,229)             (7,788)
Net income on a non-GAAP basis                               $         27,776   $          12,241

                                                                       QUARTER ENDED
                                                             ------------------------------------
                                                                                    RESTATED
   STATEMENT OF OPERATIONS RECONCILIATION PER SHARE           APRIL 3, 2004      MARCH 29, 2003
-------------------------------------------------------      ----------------   -----------------
 (in thousands, except per share data)
 Diluted net loss per share on a GAAP basis                  $          (0.03)  $           (0.05)
      Amortization of intangible assets                                  0.09                0.09
      Amortization of deferred stock compensation                        0.03                0.02
      Restructuring charges                                              0.02                   -
      In-process research and development charges                           -                0.01
      Integration and other acquisition-related expenses                    -                   -
      Equity in losses from investments                                  0.03                   -
      Tax effect                                                        (0.04)              (0.02)
 Diluted net income per share on a non-GAAP basis            $           0.10   $            0.05
Shares used in calculation of net (loss) -- GAAP                      271,477             268,358
 Shares used in calculation of net income  -- non-
      GAAP*                                                           280,586             271,910

* Shares used in the calculation of GAAP earnings per share are expected to be the same as shares used in the calculation of non-GAAP earnings per share except when the company reports a GAAP loss and non-GAAP income, or GAAP income and a non-GAAP loss.

Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of intangibles or amortization of deferred stock compensation or in-process technology are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Likewise, deferred stock compensation expense is an obligation of the company that should be considered. Restructuring charges can be triggered by acquisitions or product adjustments as well as overall company performance within a given business environment. All of these metrics are important to financial performance generally.

Though Cadence management finds its non-GAAP measure useful to evaluate the performance of Cadence's business, its reliance on this measure is limited because items excluded from such measures often have a material effect on Cadence's earnings and earnings per share calculated in accordance with GAAP. Therefore, Cadence management typically uses its non-GAAP earnings and earnings per share measures in conjunction with GAAP earnings and earnings per share measures, to address these limitations.

Cadence believes that presenting its non-GAAP measure of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the company's business, which management uses in its own evaluation of performance, and an additional base line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental measure since, with a reconciliation to GAAP, it may provide additional insight into our financial results.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the Business Outlook published in this press release. At the same time, Cadence will keep this press release, including the outlook, publicly available on its Web site (www.cadence.com/company/investor_relations/index.html).

Prior to the start of the Quiet Period (described below), the public may continue to rely on the Business Outlook herein as still being Cadence's current expectations on matters covered unless Cadence publishes a notice stating otherwise.

Beginning June 18, 2004, Cadence will observe a "Quiet Period" during which the Business Outlook as provided in this press release and the company's most recent quarterly report on Form 10-Q no longer constitute the company's current expectations. During the Quiet Period, the Business Outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Cadence representatives will not comment concerning the outlook or Cadence's financial results or expectations. The Quiet Period will extend until the day when Cadence's Second Quarter 2004 Earnings Release is published, currently scheduled for July 21, 2004.

                                      # # #

                          CADENCE DESIGN SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        APRIL 3, 2004 AND JANUARY 3, 2004
                                 (IN THOUSANDS)

                                                        APRIL 3, 2004     JANUARY 3, 2004
                                                        -------------     ---------------
                                                         (UNAUDITED)
Current Assets:
     Cash and cash equivalents                           $   466,900        $    384,525
     Short-term investments                                   27,233              33,898
     Receivables, net                                        354,878             348,680
     Inventories                                              26,040              16,926
     Prepaid expenses and other                               64,356              58,212
                                                         -----------        ------------
         Total current assets                                939,407             842,241

Property, plant and equipment, net                           403,478             403,847
Goodwill                                                     928,623             922,797
Acquired intangibles, net                                    212,585             237,508
Installment contract receivables, net                         80,770             121,627
Other assets                                                 280,639             289,882
                                                         -----------        ------------
Total Assets                                             $ 2,845,502        $  2,817,902
                                                         ===========        ============
Current Liabilities:
     Current portion of capital lease obligations        $       183        $        388
     Accounts payable and accrued liabilities                251,415             243,062
     Current portion of deferred revenue                     240,908             238,478
                                                         -----------        ------------
         Total current liabilities                           492,506             481,928
                                                         -----------        ------------
Long-term Liabilities:
     Long-term portion of capital lease obligations               54                  61
     Long-term portion of deferred revenue                    14,857              16,287
     Convertible notes                                       420,000             420,000
     Other long-term liabilities                             297,720             327,345
                                                         -----------        ------------
         Total long-term liabilities                         732,631             763,693
                                                         -----------        ------------
Stockholders' Equity                                       1,620,365           1,572,281
                                                         -----------        ------------
Total Liabilities and Stockholders' Equity               $ 2,845,502        $  2,817,902
                                                         ===========        ============

                          CADENCE DESIGN SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE QUARTERS ENDED APRIL 3, 2004 AND MARCH 29, 2003
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                   QUARTERS ENDED
                                                                               RESTATED
                                                         ---------------------------------
                                                         APRIL 3, 2004      MARCH 29, 2003
                                                         -------------      --------------
Revenue:
     Product                                             $     154,737      $      148,458
     Services                                                   32,364              32,388
     Maintenance                                                78,623              82,206
                                                         -------------      --------------

         Total revenue                                         265,724             263,052
                                                         -------------      --------------
Costs and Expenses:
     Cost of product                                            18,514              17,364
     Cost of services                                           23,099              24,395
     Cost of maintenance                                        13,705              15,600
     Marketing and sales                                        81,223              83,615
     Research and development                                   87,151              85,122
     General and administrative                                 19,768              26,677
     Amortization of acquired intangibles                       15,910              14,840
     Amortization of deferred stock compensation                 7,958               6,081
     Restructuring and other charges                             5,435                   -
     Write-off of acquired in-process technology                     -               1,700
                                                         -------------      --------------

         Total costs and expenses                              272,763             275,394
                                                         -------------      --------------
             Loss from operations                               (7,039)            (12,342)

     Interest expense                                           (1,557)               (674)
     Other loss, net                                            (2,629)             (3,509)
                                                         -------------      --------------

             Loss before benefit for income taxes              (11,225)            (16,525)

     Benefit for income taxes                                   (2,470)             (3,487)
                                                         -------------      --------------

             Net loss                                    $      (8,755)     $      (13,038)
                                                         =============      ==============

Basic net loss per share                                 $       (0.03)     $        (0.05)
                                                         =============      ==============

Diluted net loss per share                               $       (0.03)     $        (0.05)
                                                         =============      ==============

Weighted average common shares outstanding                     271,477             268,358
                                                         =============      ==============
Weighted average common and potential common shares
     outstanding - assuming dilution                           271,477             268,358
                                                         =============      ==============

                          CADENCE DESIGN SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE QUARTERS ENDED APRIL 3, 2004 AND MARCH 29, 2003
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                   QUARTER ENDED
                                                                                              -----------------------
                                                                                                            RESTATED
                                                                                                APRIL 3,    MARCH 29,
                                                                                                 2004         2003
                                                                                              -----------   ---------
Cash and Cash Equivalents at Beginning of Period                                              $   384,525   $ 371,327
                                                                                              -----------   ---------
Cash Flows from Operating Activities:
   Net loss                                                                                        (8,755)    (13,038)
   Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization                                                                45,359      47,437
      Amortization of deferred stock compensation                                                   7,958       6,081
      Equity in loss from investments, net                                                          6,263       1,834
      Gain on sale of investments                                                                  (4,608)          -
      Write-off of investment securities                                                            1,924       1,476
      Write-off of acquired in-process technology                                                       -       1,700
      Provisions for losses on trade accounts receivable and sales returns                          1,000         289
      Other non-cash items                                                                          1,111           -
      Changes in operating assets and liabilities, net of effect of acquired and disposed businesses:
         Receivables                                                                                8,316      (5,397)
         Proceeds from the sale of receivables                                                      5,149      20,053
         Inventories                                                                               (9,114)        854
         Prepaid expenses and other                                                                (2,024)        943
         Installment contract receivables                                                          20,194      14,796
         Other assets                                                                               5,309      17,356
         Accounts payable and accrued liabilities                                                 (14,554)    (95,849)
         Deferred revenue                                                                           1,000     (13,967)
         Other long-term liabilities                                                               (4,868)     16,467
                                                                                              -----------   ---------
            Net cash provided by operating activities                                              59,660       1,035
                                                                                              -----------   ---------

Cash Flows from Investing Activities:
  Proceeds from sale and maturities of short-term investments - available-for-sale                  3,557           -
  Proceeds from the sale of long-term investments                                                   3,328           -
  Purchases of property, plant and equipment                                                      (17,829)    (17,180)
  Purchases of software licenses                                                                     (650)     (1,750)
  Investment in venture capital partnerships and equity investments                                (5,653)     (5,569)
  Net cash paid  in business combinations                                                               -     (24,682)
                                                                                              -----------   ---------
           Net cash used for investing activities                                                 (17,247)    (49,181)
                                                                                              -----------   ---------

Cash Flows from Financing Activities:
  Proceeds from credit facility                                                                         -      10,000
  Principal payments on credit facility and capital leases                                           (212)    (52,594)
  Payment of convertible notes issuance costs                                                      (2,081)          -
  Proceeds from issuance of common stock                                                           40,361      21,890
  Purchases of treasury stock                                                                           -     (61,964)
                                                                                              -----------   ---------
           Net cash provided by (used for) financing activities                                    38,068     (82,668)
                                                                                              -----------   ---------

Effect of exchange rate changes on cash                                                             1,894      (1,118)
                                                                                              -----------   ---------

Net increase (decrease) in cash and cash equivalents                                               82,375    (131,932)
                                                                                              -----------   ---------

Cash and Cash Equivalents at End of Period                                                    $   466,900   $ 239,395
                                                                                              ===========   =========

                          CADENCE DESIGN SYSTEMS, INC.
                              AS OF APRIL 21, 2004
 IMPACT OF NON-GAAP ADJUSTMENTS ON FORWARD LOOKING DILUTED NET INCOME PER SHARE
                                   (UNAUDITED)

                                                                     QUARTER ENDED         YEAR ENDED
                                                                     JULY 3, 2004        JANUARY 1, 2005
                                                                     --------------      ---------------
                                                                       FORECAST              FORECAST
                                                                     --------------      ---------------
Diluted net income per share on a GAAP basis                         $0.03 to $0.05      $0.31 to $0.38

     Amortization of intangible assets                                   0.09                 0.34
     Amortization of deferred stock compensation                         0.02                 0.09
     Restructuring charges                                               0.01                 0.03
     In-process research and development charges                         0.01                 0.01
     Integration and other acquisition-related expenses                    -                  0.01
     Equity in losses from investments                                   0.02                 0.07
     Tax effect                                                         (0.04)               (0.16)
                                                                     --------------      ---------------
Diluted net income per share on a non-GAAP basis                     $0.14 to $0.16      $0.70 to $0.77
                                                                     ==============      ===============

                          CADENCE DESIGN SYSTEMS, INC.
                              AS OF APRIL 21, 2004
          IMPACT OF NON-GAAP ADJUSTMENTS ON FORWARD LOOKING NET INCOME
                                   (UNAUDITED)

                                                                     QUARTER ENDED         YEAR ENDED
                                                                      JULY 3, 2004       JANUARY 1, 2005
                                                                     --------------      ---------------
($ IN MILLIONS)                                                         FORECAST            FORECAST
                                                                     --------------      ---------------
Net income on a GAAP basis                                             $8 to $13          $87 to $107

     Amortization of intangible assets                                    26                   96
     Amortization of deferred stock compensation                           6                   25
     Restructuring charges                                                 2                    9
     In-process research and development charges                           3                    3
     Integration and other acquisition-related expenses                    1                    3
     Equity in losses from investments                                     6                   20
     Tax effect                                                          (12)                 (45)
                                                                     --------------      ---------------
Net income on a non-GAAP basis                                         $40 to $45         $198 to $218
                                                                     ==============      ===============

                          CADENCE DESIGN SYSTEMS, INC.
                                   (UNAUDITED)

REVENUE MIX BY GEOGRAPHY (% OF TOTAL REVENUE)

                                                     2003                              2004
                              ---------------------------------------------------     -------
  GEOGRAPHY                     Q1        Q2         Q3         Q4         YEAR         Q1
--------------                -------   -------    -------    -------     -------     -------
 North America                  55%       54%        59%        64%         58%         53%
 Europe                         17%       15%        19%        16%         17%         16%
 Japan                          20%       22%        13%        13%         17%         22%
 Asia                            8%        9%         9%         7%          8%          9%
TOTAL                          100%      100%       100%       100%        100%        100%

REVENUE MIX BY PRODUCT GROUP (% OF TOTAL REVENUE)

                                                     2003                              2004
                              ---------------------------------------------------     -------
      PRODUCT GROUP             Q1         Q2        Q3         Q4         YEAR         Q1
-------------------------     -------   -------    -------    -------     -------     -------
 Functional Verification        20%       18%        18%        20%         19%          20%
 Digital IC Design              24%       22%        27%        20%         23%          25%
 Custom IC Design               27%       28%        27%        27%         27%          27%
 Design for Manufacturing        9%       10%         7%        13%         10%           6%
 System Interconnect             8%        9%         8%        10%          9%          10%
 Services                       12%       13%        13%        10%         12%          12%
TOTAL                          100%      100%       100%       100%        100%         100%

Note: Product Group total revenue includes Product + Maintenance